Exhibit 1.1

EXECUTION VERSION

UNDERWRITING AGREEMENT

October 3, 2019

Corvus Gold Inc.

Suite 1750 – 700 W. Pender Street

Vancouver, BC V6C 1G8

Attention:             Jeffrey Pontius, President and CEO

Dear Mr. Pontius:

The undersigned, BMO Nesbitt Burns Inc. (the “Underwriter”), understands that Corvus Gold Inc. (the “Company”) proposes to issue and sell an aggregate of 10,000,000 common shares in the capital of the Company (the “Purchased Shares”), at a price of C$2.00 per Purchased Share.

Upon and subject to the terms and conditions contained in this Agreement, the Underwriter hereby agrees to purchase from the Company on the Closing Date (as hereinafter defined), and the Company hereby agrees to sell to the Underwriter, all but not less than all of the 10,000,000 Purchased Shares, at the purchase price of C$2.00 per Purchased Share, being an aggregate purchase price of C$20,000,000.

The Company hereby grants to the Underwriter an option (the “Over-Allotment Option”), entitling the Underwriter to purchase up to an additional 1,500,000 common shares of the Company (each an “Additional Common Share”) at a price of C$2.00 per Additional Common Share for the purpose of covering the Underwriter’s over-allocation position and for market stabilization purposes, for aggregate gross proceeds of C$3,000,000, assuming the full exercise of the Over-Allotment Option. The Over-Allotment Option shall be non-assignable and shall be exercisable, in whole, at any time, or in parts and from time to time for up to 30 days after the Closing Time (as hereinafter defined). The offering of the Purchased Shares (as hereinafter defined) and any Additional Common Shares by the Company described in this Agreement is hereinafter referred to as the “Offering”.

The net proceeds of the Offering shall be used as set forth in the Final Prospectuses (as hereinafter defined) under the heading “Use of Proceeds”. In consideration of the Underwriter’s agreement to purchase the Purchased Shares and Additional Common Shares (if applicable) and the other services to be rendered in connection with the Offering, the Company shall pay to the Underwriter a cash fee (the “Underwriter’s Fee”) in an amount equal to 6% of the gross proceeds received by the Company from the issue and sale of the Purchased Shares and any Additional Common Shares.

The Company has prepared and filed with the Commissions in the Qualifying Provinces (each as hereinafter defined) a preliminary short form base shelf prospectus dated February 4, 2019 in the English language (the “Canadian Preliminary Base Shelf Prospectus”) and a final short form base shelf prospectus dated February 15, 2019 (the “Canadian Final Base Shelf Prospectus”) in respect of the offering of common shares, warrants, subscription receipts and units in one or more offerings for an aggregate offering price of up to US$30,000,000 (the “Shelf Securities”).

The Company has also prepared and filed the Registration Statement. The “Registration Statement” means the registration statement referred to in section 2.4 hereof, including the exhibits, schedules and financial statements and any prospectus supplement relating to the Shelf Securities that is filed with the United States Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “U.S. Securities Act”) and deemed part of such registration statement pursuant to Rule 430B under the U.S. Securities Act as of such relevant time, as amended or supplemented on each Effective Date, and, in the event any post-effective amendment thereto or any registration statement and any amendments thereto filed pursuant to Rule 462(b) under the U.S. Securities Act (a “Rule 462(b) Registration Statement”) becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be; the “Effective Date” means each date and time that the Registration Statement, any post-effective amendment or amendments thereto or any Rule 462(b) Registration Statement became or becomes effective under the U.S. Securities Act; the “U.S. Base Prospectus” means the base prospectus referred to in section 2.4 hereof as filed pursuant to Rule 424(b) of the Securities Act on February 21, 2019 and as contained in the Registration Statement at 1:15 p.m. (Vancouver time) on October 2, 2019, the date and time that sales of the Purchased Shares were first made (the “Applicable Time”); the “U.S. Preliminary Prospectus” means any preliminary prospectus supplement to the U.S. Base Prospectus referred to in section 2.4 hereof which is used prior to the filing of the U.S. Final Prospectus, together with the U.S. Base Prospectus; and the “U.S. Final Prospectus” means the final prospectus supplement relating to the Purchased Shares, the Over-Allotment Option and the Additional Common Shares that is filed pursuant to Rule 424(b) under the U.S. Securities Act (“Rule 424(b)”) after the Applicable Time, together with the U.S. Base Prospectus.

Any reference herein to the Registration Statement, the U.S. Base Prospectus, any U.S. Preliminary Prospectus or the U.S. Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “U.S. Exchange Act”) as of or before the Applicable Time or the issue date of the U.S. Base Prospectus, any U.S. Preliminary Prospectus or the U.S. Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the U.S. Base Prospectus, any U.S. Preliminary Prospectus or the U.S. Final Prospectus shall be deemed to refer to and include the filing of any document under the U.S. Exchange Act after the Applicable Time or the issue date of the U.S. Base Prospectus, any U.S. Preliminary Prospectus or the U.S. Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

The Offering shall take place in the Qualifying Jurisdictions (as hereinafter defined).

The additional terms and conditions of this underwriting agreement (the “Agreement”) are set forth below.

1.            DEFINITIONS

1.1	In this Agreement, including any schedules forming a part of this Agreement:

(a)	“Acts” means the securities acts or equivalent securities regulatory legislation of the Qualifying Jurisdictions (including the U.S. Securities Act) and “Act” means the Securities Act or equivalent securities regulatory legislation of a specified Qualifying Jurisdiction;

(b)	“Additional Common Shares” has the meaning set out on page 1 hereof;

(c)	“Ancillary Documents” means all agreements, certificates (including the certificates representing the Purchased Shares and Additional Common Shares), officer’s certificates, notices and other documents executed and delivered, or to be executed and delivered, by the Company in connection with the Offering and/or pursuant to this Agreement;

(d)	“Annual Financial Statements” has the meaning given to that term in subsection 5.1(kk);

(e)	“Applicable Securities Laws” means, collectively, and, as the context may require, the Acts and Regulations and the rules, policies, instruments, notices and orders issued by the applicable Regulatory Authorities and the U.S. Securities Laws, as applicable;

(f)	“Applicable Time” has the meaning set out on page 1 hereof;

(g)	“Base Prospectuses” means the Canadian Final Base Shelf Prospectus and the U.S. Base Prospectus;

(h)	“Base Shelf Procedures” has the meaning set out in subsection 5.1(c);

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(i)	“Canadian Final Base Shelf Prospectus” has the meaning set out on page 1 hereof;

(j)	“Canadian Final Prospectus” means the shelf prospectus supplement of the Company dated on or about the date of this Agreement relating to the distribution of the Purchased Shares and Additional Common Shares, which includes the pricing information omitted from the Canadian Preliminary Prospectus, together with the Canadian Final Base Shelf Prospectus and any and all documents incorporated by reference in such shelf prospectus supplement;

(k)	“Canadian Final Receipt” means the receipt dated February 15, 2019 issued by the British Columbia Securities Commission, as principal regulator under NP 11-202, evidencing that a receipt has been, or has been deemed to be, issued for the Canadian Final Base Shelf Prospectus in each of the Qualifying Provinces;

(l)	“Canadian Preliminary Base Shelf Prospectus” has the meaning set out on page 1 hereof;

(m)	“Canadian Preliminary Prospectus” means the preliminary shelf prospectus supplement of the Company dated October 2, 2019 relating to the distribution of the Purchased Shares, Over-Allotment Option and Additional Common Shares, which excludes certain pricing information, together with the Canadian Final Base Shelf Prospectus and any and all documents incorporated by reference in such shelf prospectus supplement;

(n)	“Canadian Preliminary Receipt” means the receipt dated February 4, 2019 issued by the British Columbia Securities Commission, as principal regulator under NP 11-202, evidencing that a receipt has been, or has deemed to be, issued for the Canadian Preliminary Base Shelf Prospectus in each of the Qualifying Provinces;

(o)	“Claims” has the meaning given to that term in section 11.1;

(p)	“Closing” and “Closing Date” have the meanings given to those terms in section 9.1;

(q)	“Closing Materials” has the meaning given to that term in subsection 6.1(l)(xi) hereto;

(r)	“Closing Time” means 5:00 a.m. (Vancouver time) or such other time as may be agreed to by the Company and the Underwriter on the Closing Date, or in the case of the Option Closing, 5:00 a.m. (Vancouver Time) or such other time as may be agreed to by the Company and the Underwriter on the Over-Allotment Closing Date;

(s)	“Comfort Letter” has the meaning given to that term in subsection 6.1(l)(i) hereto;

(t)	“Commissions” means the securities regulatory authorities (other than stock exchanges) of the Qualifying Provinces and “Commission” means the securities regulatory authority of a specified Qualifying Province;

(u)	“Company” means Corvus Gold Inc., a company incorporated under the laws of the Province of British Columbia;

(v)	“Company Subsidiary” means each of Corvus Gold (USA) Inc. (Nevada), Raven Gold Alaska Inc. (Alaska), Corvus Gold Nevada Inc. (Nevada), SoN Land & Water, LLC (Nevada), and Mother Lode Mining Company LLC (Nevada);

(w)	“Company’s Financial Statements” has the meaning given to that term in subsection 5.1(ll) hereto;

(x)	“Continuous Disclosure Materials” has the meaning given to that term in subsection 5.1(m) hereto;

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(y)	“Disclosure Package” means (i) the U.S. Base Prospectus; (ii) the U.S. Preliminary Prospectus, if any; (iii) the Pricing Term Sheet; and (iv) any other document that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package;

(z)	“Distribution” (or “distribute” as derived therefrom) has the meaning given to that term in the Securities Act (British Columbia);

(aa)	“Effective Date” has the meaning set out on page 1 hereof

(bb)	“Final Prospectuses” means the Canadian Final Prospectus and U.S. Final Prospectus;

(cc)	“FINRA” means the Financial Industry Regulatory Authority, Inc.;

(dd)	“Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405 under the U.S. Securities Act;

(ee)	“Indemnified Parties” has the meaning given to that term in section 11.1 hereto;

(ff)	“Interim Financial Statements” has the meaning given to that term in subsection 5.1(ll);

(gg)	“Legal Opinions” has the meaning given to that term in subsection 6.1(l)(ii) hereto;

(hh)	“material adverse effect” means (i) the effect resulting from any event or change which is materially adverse to the business, affairs, capital, operations, Property Rights or assets, liabilities (contingent or otherwise) of the Company, or which event or change would reasonably be expected to have a significant negative effect on the market price or value of the common shares of the Company or (ii) any fact, event or change that would result in any Offering Document containing a misrepresentation;

(ii)	“material change” means a material change in or relating to the Company for the purposes of Applicable Securities Laws or any of them, or where undefined under the Applicable Securities Laws of a Qualifying Jurisdiction means a change in or relating to the business, operations or capital of the Company and its subsidiaries taken as a whole that would reasonably be expected to have a significant effect on the market price or value of any securities of the Company and includes a decision to implement such a change made by the board of directors of the Company or by senior management who believe that confirmation of the decision by the board of directors of the Company is probable, or otherwise would constitute a material change within the meaning of U.S. Securities Laws;

(jj)	“Material Contracts” has the meaning given to that term in subsection 5.1(xx) hereto;

(kk)	“material fact” means a material fact for the purposes of Applicable Securities Laws or any of them, or where undefined under the Applicable Securities Laws of a Qualifying Jurisdiction means a fact that would reasonably be expected to have a significant effect on the market price or value of any securities of the Company, or otherwise would constitute a material fact within the meaning of U.S. Securities Laws;

(ll)	“misrepresentation” means a misrepresentation for the purposes of the Applicable Securities Laws of a Qualifying Jurisdiction or any of them, or where undefined under the Applicable Securities Laws of a Qualifying Jurisdiction means: (i) an untrue statement of a material fact, or (ii) an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading (in the context of any U.S. Preliminary Prospectus or the U.S. Final Prospectus, in light of the circumstances in which it was made);

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(mm)	“Named Executive Officers” means as of October 3, 2019, the principal executive officer and each of the two most highly compensated executive officers whose total salary and bonus exceeds US$100,000 ;

(nn)	“NI 43-101” has the meaning given to that term in subsection 5.1(u) hereto;

(oo)	“NI 41-101” means National Instrument 41-101 – General Prospectus Requirements;

(pp)	“NI 44-101” has the meaning given to that term in subsection 5.1(c) hereto;

(qq)	“NI 44-102” has the meaning given to that term in subsection 5.1(c) hereto;

(rr)	“NI 51-102” has the meaning given to that term in subsection 5.1(iii) hereto;

(ss)	“NP 11-202” means National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions;

(tt)	“Offering” has the meaning set out on page 1 hereof;

(uu)	“Offering Documents” means, collectively, the Prospectuses, any Supplementary Material and the Disclosure Package;

(vv)	“Officers’ Certificate” has the meaning given to that term in subsection 6.1(l)(v) hereto;

(ww)	“Option Closing” means the purchase of Additional Common Shares contemplated upon the exercise of the Over-Allotment Option;

(xx)	“Over-Allotment Closing Date” means, in respect of any exercise of the Over-Allotment Option, the closing date for such exercise of the Over-Allotment Option which shall be not more than three business days after the notice of exercise of such option has been delivered in accordance with the terms of the Over-Allotment Option;

(yy)	“Over-Allotment Option” means the option to purchase the Additional Common Shares granted to the Underwriter as set out on page 1 hereof;

(zz)	“PCAOB” means the Public Company Accounting Oversight Board (United States);

(aaa)	“PFIC” means a “passive foreign investment company”;

(bbb)	“Preliminary Prospectuses” means the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus;

(ccc)	“Pricing Term Sheet” means the pricing term sheet in the form scheduled as Schedule “B” hereto, including any supplements or amendments thereto;

(ddd)	“Projects” means the North Bullfrog and Mother Lode gold projects, both located in Nevada;

(eee)	“Prospectuses” means collectively the Canadian Preliminary Base Shelf Prospectus, the Base Prospectuses, the Preliminary Prospectuses and the Final Prospectuses;

(fff)	“provide” in the context of sending or making available marketing materials to a potential investor of the Purchased Shares or any Additional Common Shares, has the meaning given to that term under the Applicable Securities Laws;

(ggg)	“Purchased Shares” has the meaning given to that term on page 1 hereof;

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(hhh)	“Qualifying Jurisdictions” means the Qualifying Provinces, the U.S. and such other jurisdictions to which the Underwriter and the Company may agree, and “Qualifying Jurisdiction” means any one of them;

(iii)	“Qualifying Provinces” means the Canadian provinces of British Columbia, Alberta and Ontario, and “Qualifying Province” means any one of them;

(jjj)	“Registration Statement” has the meaning set out on page 1 hereof;

(kkk)	“Regulations” means the securities rules or regulations proclaimed under the Acts and “Regulation” means the securities rules or regulations proclaimed under a specified Act;

(lll)	“Regulatory Authorities” means collectively the Commissions, the SEC and the TSX ;

(mmm)	“Rule 424(b)” has the meaning set out on page 2 hereof;

(nnn)	“Rule 462(b) Registration Statement” has the meaning set out on page 1 hereof;

(ooo)	“SEC” has the meaning set out on page 1 hereof;

(ppp)	“SEDAR” means the System for Electronic Document Analysis and Retrieval;

(qqq)	“Standard Listing Conditions” has the meaning given to that term in subsection 6.1(p) hereto;

(rrr)	“subsidiary” has the meaning given to that term in the Business Corporations Act (British Columbia) and “subsidiaries” means more than one of them;

(sss)	“Supplementary Material” means any documents supplemental to the Prospectuses including any amending or supplementary prospectus or other supplemental documents (including documents incorporated by reference after the date of the Prospectuses) or similar documents;

(ttt)	“Tax Act” means the Income Tax Act (Canada) and the regulations thereunder as amended from time to time;

(uuu)	“Technical Report” means the technical report titled “Technical Report and Preliminary Economic Assessment for the Integrated Mother Lode and North Bullfrog Projects, Bullfrog Mining District, NYE County, Nevada” authored by Scott E. Wilson, C.P.G., SME, Michael Cole, Mining Eng., SME, Christopher L. Easton and Richard Delong, SME, dated November 1, 2018 and amended on November 8, 2018;

(vvv)	“Title Opinion” has the meaning given to that term in subsection 6.1(l)(vi);

(www)	“trade” has the meaning given to that term in the Securities Act (British Columbia);

(xxx)	“TSX” means the Toronto Stock Exchange;

(yyy)	“Underwriter” has the meaning given to that term on page 1 of this Agreement;

(zzz)	“Underwriter’s Fee” has meaning set out on page 1 hereof;

(aaaa)	“United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

(bbbb)	“U.S. Base Prospectus” has the meaning set out on page 2 hereof;

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(cccc)	“U.S. Exchange Act” has the meaning set out on page 2 hereof;

(dddd)	“U.S. Final Prospectus” has the meaning set out on page 2 hereof;

(eeee)	“U.S. Legal Opinion” has the meaning given to that term in section 6.1(l)(iii);

(ffff)	“U.S. Preliminary Prospectus” has the meaning set out on page 1 hereof;

(gggg)	“U.S. Securities Act” has the meaning set out on page 1 hereof;

(hhhh)	“U.S. Securities Laws” means all applicable securities legislation in the United States, including without limitation, the U.S. Securities Act, the U.S. Exchange Act and the rules and regulations promulgated thereunder, including the rules and policies of the SEC and any applicable securities laws of any state of the United States; and

(iiii)	“XBRL” means eXtensible Business Reporting Language.

1.2	All references to dollar figures in this Agreement are to Canadian dollars.

1.3	Certain terms applicable solely to Schedule “A” are defined in Schedule “A”.

1.4	Where any representation or warranty contained in this Agreement is expressly qualified by reference to the “knowledge” of the Company, or where any other reference is made herein to the “knowledge” of the Company, it shall be deemed to refer to the actual knowledge of the Named Executive Officers, after having made due enquiry of appropriate and relevant persons and after reviewing relevant documentation.

2.            FILING OF PROSPECTUSES

2.1	The Company represents and warrants to the Underwriter that the Company has prepared and filed the Canadian Preliminary Base Shelf Prospectus with the Commissions and has obtained Preliminary Receipt for the Canadian Preliminary Base Shelf Prospectus, which receipt also evidences that the Ontario Securities Commission has issued a receipt for the Canadian Preliminary Base Shelf Prospectus.

2.2	The Company represents and warrants to the Underwriter that the Company has prepared and filed the Canadian Final Base Shelf Prospectus with the Commissions and has obtained a Final Receipt for the Canadian Final Base Shelf Prospectus, which receipt also evidences that the Ontario Securities Commission has issued a receipt for the Canadian Final Base Shelf Prospectus.

2.3	The Company represents and warrants to the Underwriter that the Company has prepared and filed the Canadian Preliminary Prospectus with the Commissions;

2.4	The Company represents and warrants to the Underwriter that:

(a)	The Company meets the requirements for use of Form S-3 under the U.S. Securities Act and has prepared and filed with the SEC a registration statement (file number: 333-229516) on Form S-3, including the U.S. Base Prospectus, for the registration of the offering and sale of the Shelf Securities. Such Registration Statement, including any amendments thereto filed prior to the Applicable Time, has become effective pursuant to Rule 461 under the U.S. Securities Act. The Company has filed with the SEC, pursuant to Rule 424(b), a preliminary prospectus supplement relating to the Purchased Shares and any Additional Common Shares, which has previously been furnished to the Underwriter. The Company will file with the SEC a final prospectus supplement relating to the Purchased Shares and any Additional Common Shares in accordance with Rule 424(b) after the Applicable Time. As filed, such final prospectus supplement shall contain all information required by the U.S. Securities Act and the rules thereunder and, except to the extent the Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriter prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the U.S. Base Prospectus and any U.S. Preliminary Prospectus) as the Company has advised the Underwriter, prior to the Applicable Time, will be included or made therein. The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(x) under the U.S. Securities Act. The initial Effective Date of the Registration Statement was not earlier than the date three years before the Applicable Time.

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(b)	On each Effective Date and at the Applicable Time, the Registration Statement did, and when the U.S. Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date or the Over-Allotment Closing, the U.S. Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the U.S. Securities Act and, in relation to the documents incorporated by reference therein, the U.S. Exchange Act and the respective rules thereunder; on each Effective Date, at the Applicable Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and the Over-Allotment Closing Date, the U.S. Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the U.S. Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement or the U.S. Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in section 11.1 hereof.

2.5	The Company covenants with the Underwriter that it shall have, by no later than 2:00 p.m. (Vancouver time) on October 3, 2019, prepared and filed the Canadian Final Prospectus with the Commissions, and will promptly fulfil and comply with, to the satisfaction of the Underwriter, acting reasonably, Applicable Securities Laws required to be fulfilled or complied with by the Company to enable the Purchased Shares and any Additional Common Shares to be lawfully distributed to the public in the Qualifying Provinces through the Underwriter or any other investment dealers or brokers registered as such in the Qualifying Provinces.

2.6	The Company shall permit the Underwriter to participate fully in the preparation of, approve the form of, and review all documents incorporated by reference in, each such Final Prospectus, and any other Ancillary Documents used in connection with the Offering and shall have allowed the Underwriter to conduct all due diligence investigations that it reasonably require in order to fulfil their obligations as Underwriter under the Applicable Securities Laws. The Company shall furnish to the Underwriter all the information relating to the Company and its business and affairs as is required in connection with the Offering.

2.7	The Company and the Underwriter, on a several basis, covenants and agrees not to provide any potential investor of the Purchased Shares or any Additional Common Shares with any marketing materials.

3.            OVER-ALLOTMENT OPTION

3.1	The Company hereby grants to the Underwriter the Over-Allotment Option to purchase and to offer for sale to the public pursuant hereto the Additional Common Shares upon the terms and conditions set forth herein.

3.2	The Over-Allotment Option shall be non-assignable and shall be exercisable, in whole, at any time, or in parts, from time to time, up to 30 days after the Closing Date by the Underwriter giving written notice to the Company by such date, specifying the number of Additional Common Shares to be purchased and the closing date for such exercise (the “Over-Allotment Closing Date”), which date shall be not more than three business days after the date of such notice.

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3.3	Following receipt of notice delivered in accordance with section 3.2, the Company agrees to issue and sell to the Underwriter and the Underwriter agrees to purchase that number of Additional Common Shares requested in the notice of exercise of the Over-Allotment Option and the Company shall proceed to hold the Option Closing in accordance with section 10.

4.	DISTRIBUTION AND CERTAIN OBLIGATIONS OF THE UNDERWRITER AND THE COMPANY

4.1	Subject to the terms and conditions of this Agreement, the Underwriter offers to purchase the Purchased Shares, and by acceptance of this Agreement the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase at the Closing Time on the Closing Date, all, but not less than all, of the Purchased Shares.

4.2	The distribution of the Purchased Shares, the Over-Allotment Option, and any Additional Common Shares shall be qualified by the Final Prospectuses under Applicable Securities Laws. Purchased Shares and/or Additional Common Shares may also be offered and sold in such other jurisdictions as the Company and the Underwriter may agree, provided the distribution of Purchased Shares and/or Additional Common Shares in such other jurisdictions are completed in accordance with the applicable laws of such other jurisdictions.

4.3	Until the date on which the distribution of the Purchased Shares and Additional Common Shares is completed or this Agreement is terminated, the Company shall promptly take, or cause to be taken, all additional steps and proceedings that may from time to time be required under Applicable Securities Laws to continue to qualify the distribution of the Purchased Shares and the Additional Common Shares, or in the event that the Purchased Shares and the Additional Common Shares have, for any reason ceased to so qualify, to so qualify again the Purchased Shares and the Additional Common Shares for distribution in the Qualifying Jurisdictions.

4.4	The Company agrees that the Underwriter will be permitted to appoint other registered dealers (or other dealers duly licensed in their respective jurisdictions) as their agents to assist in the Offering and that the Underwriter may determine the remuneration payable to such other dealers appointed by them. Such remuneration shall be payable by the Underwriter. The Underwriter shall use their commercially reasonable efforts to ensure that such other dealers, if any, comply with the terms of this Agreement as applicable to the Underwriter, including but not limited to, compliance with all Applicable Securities Laws.

4.5	The Underwriter covenants, represents and warrants to the Company that it will comply, to the extent applicable to the Underwriter, with the rules and policies of the TSX and the OTCQX and with all applicable securities legislation of each Qualifying Jurisdiction in which it acts as Underwriter of the Company in connection with the Offering.

5.            REPRESENTATIONS AND WARRANTIES

5.1	The Company represents and warrants to the Underwriter, and acknowledges that the Underwriter is relying upon such representations and warranties in entering into this Agreement, that:

(a)	the Company is a duly incorporated company and validly existing and in good standing under the laws of its jurisdiction of incorporation and no proceedings have been instituted or, to the knowledge of the Company, are pending for the dissolution or liquidation or winding-up of the Company;

(b)	other than the Company Subsidiaries, the Company has no subsidiaries or affiliates;

(c)	the Company (i) is, and will be at the Closing Time, a reporting issuer (within the meaning of Applicable Securities Laws) or the equivalent in all of the Qualifying Provinces, (ii) is not in default of any of the requirements of the Applicable Securities Laws of the Qualifying Jurisdictions, and (iii) is eligible to file with each of the Qualifying Provinces a prospectus in the form of a short form prospectus under National Instrument 44-101 – Short Form Prospectus Distributions (“NI 44-101”) and a short form prospectus in the form of a base shelf prospectus under National Instrument 44-102 – Shelf Distributions (“NI 44-102” and together with NI 44-101, the “Base Shelf Procedures”), and to otherwise avail itself of the Base Shelf Procedures with respect to the distribution of the Purchased Shares and any Additional Common Shares;

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(d)	the Company is an “Ineligible Issuer” (as defined in Rule 405 under the U.S. Securities Act) and has not issued and will not issue any Free Writing Prospectus in respect of the Offering;

(e)	the Canadian Final Base Shelf Prospectus complies with, and the Canadian Final Prospectus and Supplementary Material will, as of their respective dates, comply with, all applicable requirements of Applicable Securities Laws, including NI 44-101 and NI 44-102;

(f)	the Canadian Final Base Shelf Prospectus and, prior thereto, a Canadian Preliminary Base Shelf Prospectus (in the English language) regarding the issue and sale of the Purchased Shares and any Additional Common Shares, have been filed with each of the Commissions, and receipts therefor have been issued by or on behalf of each of the Commissions, which receipts continue to be effective;

(g)	the Registration Statement complies, and when the U.S. Final Prospectus is first filed in accordance with Rule 424(b) under the U.S. Securities Act and on the Closing Date or the Over-Allotment Closing Date, the U.S. Final Prospectus (and any supplements thereto) will comply, in all material respects with the applicable requirements of the U.S. Securities Act and, in respect to the documents incorporated by reference therein, the U.S. Exchange Act and the respective rules thereunder;

(h)	no order preventing or suspending the use of the Registration Statement, the U.S. Preliminary Prospectus or the U.S. Final Prospectus has been issued by the SEC and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the SEC;

(i)	the Disclosure Package and the price to the public, the number of Purchased Shares, the number of Additional Common Shares and the underwriting commission to be included on the cover page of the U.S. Final Prospectus, when taken together as a whole, do not and on the Closing Date and the Over-Allotment Closing Date, will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(j)	the common shares of the Company are listed for trading on the TSX and are quoted for trading on the OTCQX and the Company is not in default of any of the listing requirements of the TSX or quotation requirements of the OTCQX, as applicable to the Company;

(k)	the authorized share structure of the Company consists of an unlimited number of common shares without par value of which, as of the date of this Agreement, 112,462,845 common shares were issued and outstanding as fully paid and non-assessable shares in the capital of the Company;

(l)	other than as disclosed in the Prospectuses or set out in Schedule “A”, no person, firm or corporation has any agreement, option, right or privilege, whether pre-emptive, contractual or otherwise, capable of becoming an agreement for the purchase, acquisition, subscription for or issuance of any of the unissued shares of the Company, or other securities convertible, exchangeable or exercisable for shares of the Company;

(m)	all documents previously published or filed by the Company with the Regulatory Authorities and the SEC (the “Continuous Disclosure Materials”) on or after June 1, 2017 contain no untrue statement of a material fact as at the date thereof nor do they omit to state a material fact which, at the date thereof, was required to have been stated or was necessary to prevent a statement that was made from being false or misleading in the circumstances in which it was made and were prepared in accordance with and comply with Applicable Securities Laws, as the case may be, and the Company is not in default of its filings under, nor has it failed to file or publish any document required to be filed under Applicable Securities Laws, as the case may be;

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(n)	all of the material transactions of the Company have been promptly and properly recorded or filed in or with its books or records and its minute books contain, in all material respects all of its material transactions, all records of the meetings and proceedings of its directors, shareholders and other committees, if any, since incorporation;

(o)	the Company has the corporate power and capacity to own the assets owned by it and to carry on the business carried on and proposed to be carried on by it, and the Company through the Company Subsidiaries holds all material licenses and permits that are required for carrying on its business in the manner in which such business has been carried on and is duly qualified to carry on business in all jurisdictions in which it carries on business;

(p)	the Company through the Company Subsidiaries has good title to its material assets as disclosed in the Prospectuses, free and clear of all material liens, charges and encumbrances of any kind whatsoever except as disclosed in the Prospectuses;

(q)	all material property, options, leases, concessions, claims or other, direct or indirect, interests in natural resource properties and surface rights for exploration and exploitation, extraction and other mineral property rights in which the Company holds an interest or right relating to the Projects (collectively, the “Property Rights”) are accurately described in the Prospectuses and the Company through the Company Subsidiaries is the legal and beneficial owner of the Property Rights relating to the Projects and such Property Rights are in good standing and are valid and enforceable and free and clear of any liens, charges or encumbrances and no royalty is payable in respect of any of them except as set out in the Prospectuses;

(r)	no material property rights, easements, rights of way, access rights (including but not limited to any mineral, geothermal and water rights) other than the Property Rights are necessary for the conduct of the business of the Company as currently being conducted, or proposed to be conducted as described in the Prospectuses, and there are no material restrictions on the ability of the Company to use or otherwise exploit any such Property Rights, and the Company does not know of any claim or basis for a claim that may adversely affect such rights in any respects; in addition the Company has all licenses, registrations, qualifications, permits, consents and authorizations necessary for the conduct of the business of the Company as currently conducted and as proposed to be conducted and all such licenses, registrations, qualifications, permits, consents and authorizations are valid and subsisting and in good standing in all material respects;

(s)	other than as disclosed in the Prospectuses, the Company does not have any responsibility or obligation to pay or have paid on its behalf any commission, royalty or similar payment to any person with respect to the Property Rights;

(t)	all assessments or other work required to be performed in relation to the mining claims and the mining rights of the Company in order to maintain its interests in the Projects to date, if any, have been performed to date and the Company has complied in all material respects with all applicable governmental laws, regulations and policies in this regard as well as with regard to legal, contractual obligations to third parties in this regard except for any noncompliance which would not either individually or in the aggregate have a material adverse effect; all such mining claims and mining rights are in good standing in all material respects as of the date of this Agreement;

(u)	the Company is in compliance in all material respects with the provisions of National Instrument 43-101 – Standards of Disclosure for Mineral Properties (“NI 43-101”) and the Company has filed with the Regulatory Authorities in the Qualifying Provinces the Technical Report, and the Technical Report is a current technical report for the purposes of NI 43-101 and there has been no change that would require the filing by the Company of a new technical report under NI 43-101. In addition, with respect to each news release issued, and any other documents filed, by or on behalf of the Company in respect of which any requirements of NI 43-101 applied, each such news release and document also materially complied with the requirements of NI 43-101;

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(v)	the Technical Report complied in all material respects with the requirements of NI 43-101 at the time of filing thereof and the Technical Report reasonably estimates the quantity of mineral resources attributable to the Projects, evaluated as at the date stated therein based upon information available at the time the Technical Report was prepared, and the Company made available to the authors of the Technical Report, prior to the issuance thereof, for the purpose of preparing such reports, all information requested by them, and none of such information contained any misrepresentation (as defined under Applicable Securities Laws) at the time such information was so provided;

(w)	all technical information contained in the Offering Documents has been reviewed by a “qualified person” as required under NI 43-101. All such information has been prepared in accordance with Canadian industry standards set forth in NI 43-101, and there have been no material changes to such information since the date of the document in which such information is contained, except as disclosed in the Final Prospectuses; ;

(x)	(i) to the knowledge of the Company, (A) all of the material assumptions underlying the mineral resource estimates in the Technical Report are reasonable and appropriate, and (B) subject to those assumptions being true and correct, the project execution and production schedules relating to the Projects in the Technical Report and contained in the Offering Documents are achievable by the Company; and

(ii) the disclosure of the estimates of mineral resources in the Technical Report and in the Offering Documents comply in all material respects with NI 43-101.

(y)	each of the Company and Company Subsidiaries has conducted and is conducting its business in compliance in all material respects with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on, is in compliance in all material respects with all terms and provisions of all contracts, agreements, indentures, leases, policies, instruments and licenses that are material to the conduct of its business and all such contracts, agreements, indentures, leases, policies, instruments and licenses are valid and binding in accordance with their terms and in full force and effect, and no material breach or default by the Company or any Company Subsidiary or event which, with notice or lapse or both, could constitute a material breach or default by the Company or any Company Subsidiary, exists with respect thereto;

(z)	the Company has the necessary corporate power and authority to execute and deliver the Prospectuses and, if applicable, will have the necessary corporate power and authority to execute and deliver any amendment to the Final Prospectuses prior to the filing thereof, and all necessary corporate action has been taken by the Company to authorize the execution and delivery by it of each of the Final Prospectuses and the filing thereof, as the case may be, in each of the Qualifying Jurisdictions under the Applicable Securities Laws;

(aa)	the Company has all requisite corporate power and authority to enter into this Agreement and to perform its obligations contemplated hereunder, the granting of the Over-Allotment Option, and the issuance and sale by the Company of the Purchased Shares and Additional Common Shares have been duly authorized by all necessary corporate action of the Company, and this Agreement has been duly executed and delivered by the Company and this Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and except as limited by the application of equitable remedies which may be granted in the discretion of a court of competent jurisdiction and that enforcement of the rights to indemnity and contribution set out in this Agreement as may be limited by applicable law;

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(bb)	neither the Company nor any Company Subsidiary is in violation of its constating documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, license or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Company or any Company Subsidiary, as applicable, is subject (collectively, “Agreements and Instruments”). The execution, delivery and performance of this Agreement and the performance by the Company of its obligations herein and therein and in the Offering Documents (including the authorization, issuance, sale and delivery of the Purchased Shares and Additional Common Shares, if any, and the use of the proceeds from the sale of the Purchased Shares and Additional Common Shares, if any, as described in the Offering Documents under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien upon any property or assets of the Company pursuant to the Agreements and Instruments, nor will such action result in any violation or conflict with the provisions of the constating documents of the Company or any Company Subsidiary or any existing applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Company Subsidiary or any of their assets, properties or operations, except for such violations or conflicts that would not, singly or in the aggregate, reasonably be expected to have a material adverse effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Company Subsidiary;

(cc)	upon their issuance in accordance with the terms hereof, the Purchased Shares and Additional Common Shares will be validly allotted, issued and outstanding, fully paid and non-assessable, and registered in the name of the Underwriter or as directed by the Underwriter, as the case may be, or a permitted transferee thereof, in each case free and clear of all resale or trade restrictions and liens, charges or encumbrances of any kind whatsoever;

(dd)	when issued and sold by the Company in accordance with the terms hereof the Purchased Shares and Additional Common Shares shall have the rights, privileges, restrictions, conditions attributes and characteristics that conform to the rights, privileges, restrictions, conditions, attributes and characteristics attaching to common shares in the capital of the Company set forth in the Prospectuses;

(ee)	on the date of issue, upon satisfaction of the Standard Listing Conditions, the Purchased Shares and Additional Common Shares will be qualified investments under the Tax Act and the regulations thereunder as in effect on the date hereof, for a trust governed by a registered retirement savings plan, a registered retirement income fund, a deferred profit sharing plan, a registered education savings plan, a registered disability savings plan and for a tax-free savings account each as defined in the Tax Act, subject to the specific provisions of any such plan, but would be a prohibited investment for a trust governed by a tax-free savings account if the holder has a significant interest in the Company within the meaning of the Tax Act;

(ff)	there are no transfer taxes or other similar fees or charges under Canadian or U.S. federal law or the laws of any state, province or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Purchased Shares or Additional Common Shares;

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(gg)	at the Closing Time, the Purchased Shares will be listed and, prior to the market opening on the day of Closing, will be posted for trading on the TSX and the Additional Common Shares will be accepted for listing, subject to their issuance, and will be posted for trading on the TSX;

(hh)	Computershare Investor Services Inc. at its principal offices in the City of Vancouver, British Columbia and Toronto, Ontario has been duly appointed as registrar and transfer agent for the common shares of the Company;

(ii)	the minute books and records of the Company and the Company Subsidiaries made available to counsel for the Underwriter in connection with its due diligence investigation of the Company for the period from the date of incorporation, as the case may be, to the date of this Agreement are all of the minute books and records of the Company and the Company Subsidiaries, as the case may be, from incorporation to present and contain copies of all material proceedings (or certified copies thereof or drafts thereof pending approval) of the shareholders, the directors and all committees of directors of the Company and the Company Subsidiaries, as the case may be, to the date of review of such corporate records and minute books and, other than with respect to the Offering, there have been no other meetings, resolutions or proceedings of the shareholders, directors or any committees of the directors of the Company or the Company Subsidiaries, as the case may be, to the date of this Agreement not reflected in such minute books and other records;

(jj)	each of the Company and the Company Subsidiaries maintains insurance against loss of, or damage to, its material assets including property and casualty insurance for all of its operations and all of the policies in respect of such insurance are in amounts and on terms that in the view of the Company’s management are reasonable for operations such as these and are in good standing in all respects and not in default in any respect;

(kk)	the audited annual financial statements of the Company for its fiscal year ended May 31, 2019, and notes thereto (the “Annual Financial Statements”) which are incorporated by reference in the Prospectuses, are true and correct in every material respect and present fairly and accurately the financial position and results of the operations of the Company for the period then ended and such financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”);

(ll)	the unaudited financial statements of the Company for the three months ended August 31, 2019 and notes thereto (the “Interim Financial Statements” and together with the Annual Financial Statements, the “Company’s Financial Statements”), which are incorporated by reference in the Prospectuses, are true and correct in every material respect and present fairly and accurately the financial position and results of the operations of the Company for the period then ended and such financial statements will have been prepared in accordance with U.S. GAAP;

(mm)	the Company maintains, and will maintain, at all times prior to the Closing Date a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any difference, (v) material information relating to the Company and the Company Subsidiaries is made known to those responsible for the preparation of the financial statements during the period in which the financial statements have been prepared and that such material information is disclosed to the public within the time periods required by applicable laws, and (vi) all significant deficiencies and material weaknesses in the design or operation of such internal controls that could adversely affect any of the Company’s ability to disclose to the public information required to be disclosed by them in accordance with applicable law and all fraud, whether or not material, that involves management or employees that have a significant role in the Company’s and each Company Subsidiary’s internal controls have been disclosed to the audit committee of the Company;

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(nn)	there has been no change in accounting policies or practices of the Company since May 31, 2019;

(oo)	the Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the U.S. Exchange Act; such disclosure controls and procedures are effective;

(pp)	the audit committee of the Company is comprised and operates in accordance with the requirements of National Instrument 52-110 – Audit Committees of the Commissions and the requirements of Section 10A of, and Rule 10A-3 under, the U.S. Exchange Act;

(qq)	the Company is not indebted to any of its directors or officers (collectively the “Principals”), other than on account of directors fees, salaries, bonus and other employment or consulting compensation or expenses accrued but not paid, or to any of its shareholders (the “Common Shareholders”);

(rr)	none of the Principals nor Common Shareholders is indebted or under any obligation to the Company, on any account whatsoever, other than for (i) payment of salary, bonus and other employment or consulting compensation, (ii) reimbursement for expenses duly incurred in connection with the business of the Company, and (iii) for other standard employee benefits made generally available to all employees;

(ss)	neither the Company nor any Company Subsidiary has guaranteed or agreed to guarantee any debt, liability or other obligation of any kind whatsoever of any person, firm or corporation whatsoever;

(tt)	there are no material liabilities of the Company or any Company Subsidiary, whether direct, indirect, absolute, contingent or otherwise which are not disclosed or reflected in the Company’s Financial Statements except those incurred in the ordinary course of its business since May 31, 2019;

(uu)	since May 31, 2019 and excluding expenditures in the ordinary course of business consistent with past practice, there has not been any adverse material change of any kind whatsoever in the financial position or condition of the Company or any Company Subsidiary or any damage, loss or other change of any kind whatsoever in circumstances materially affecting its business, affairs, capital or assets, or the right or capacity of the Company or any Company Subsidiary to carry on its business, such business having been carried on in the ordinary course except as disclosed in the Prospectuses;

(vv)	the directors, officers and key employees of the Company are as disclosed in the Prospectuses and the compensation arrangements with respect to the Company’s Named Executive Officers are as disclosed in the contracts made available to the Underwriter and its advisors and except as disclosed therein, there are no pensions, profit sharing, group insurance or similar plans or other deferred compensation plans of any kind whatsoever affecting the Company;

(ww)	there are no “significant acquisitions”, “significant dispositions” or “significant probable acquisitions” for which the Company is required, pursuant to Applicable Securities Laws to include additional financial disclosure in the Prospectuses;

(xx)	all contracts and agreements material to the Company or any Company Subsidiary other than those entered into in the ordinary course of its business as presently conducted (collectively the “Material Contracts”) have been disclosed in the Prospectuses and neither the Company nor any Company Subsidiary has approved, entered into any binding agreement in respect of, or has any knowledge of, the purchase of any material property or assets or any interest therein or the sale, transfer or other disposition of any material property or assets or any interest therein currently owned, directly or indirectly, by the Company or any Company Subsidiary, whether by asset sale, transfer of shares or otherwise;

(yy)	there are no amendments to the Material Contracts that have been, are proposed to be, or are required to be, made other than have been disclosed in the Prospectuses;

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(zz)	the Company has no knowledge of any proposed or planned disposition of common shares of the Company by any shareholder who owns, directly or indirectly, 10% or more of the outstanding common shares of the Company;

(aaa)	all tax returns, reports, elections, remittances, filings, withholdings and payments of the Company and the Company Subsidiaries required by applicable laws to have been filed or made, have been filed or made (as the case may be) and are substantially true, complete and correct and all taxes owing by the Company have been paid or accrued in the Company’s Financial Statements;

(bbb)	each of the Company and the Company Subsidiaries has been assessed for all applicable taxes to and including the year ended May 31, 2019 and have received all appropriate refunds, made adequate provision for taxes payable for all subsequent periods and the Company is not aware of any material contingent tax liability of the Company not adequately reflected in the Company’s Financial Statements;

(ccc)	no examination of any tax return of the Company or of any Company Subsidiary is currently in progress and there are no material issues or disputes outstanding with any governmental authority respecting any taxes that have been paid, or may be payable by the Company or any Company Subsidiary. There are no agreements, waivers or other arrangements with any taxation authority providing for an extension of time for any assessment or reassessment of taxes with respect to the Company or any Company Subsidiary;

(ddd)	all filings made by the Company under which the Company has received or is entitled to government incentives, have been made in accordance, in all material respects, with all applicable legislation and contain no misrepresentation of material fact or omit to state any material fact which could cause any amount previously paid to the Company or previously accrued on the accounts thereof to be recovered or disallowed;

(eee)	there are no actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding or, to the Company’s knowledge, pending, threatened against or affecting the Company or any Company Subsidiary, or to the Company’s knowledge, their respective directors or officers at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever and, to the Company’s knowledge, there is no basis therefor, that could reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole;

(fff)	neither the Company nor any Company Subsidiary has been in material violation of, in connection with the ownership, use, maintenance or operation of its current or former property and assets, any applicable federal, provincial, state, municipal or local laws, by-laws, regulations, orders, policies, permits, licenses, certificates or approvals having the force of law, domestic or foreign, relating to environmental, health or safety matters or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “environmental laws”). Without limiting the generality of the foregoing:

(i)	each of the Company and the Company Subsidiaries has occupied its current and former properties and has received, handled, used, stored, treated, shipped and disposed of all pollutants, contaminants, hazardous or toxic materials, controlled or dangerous substances or wastes in compliance with and in a manner that has not resulted and is not reasonably likely to result in liability pursuant to all applicable environmental laws and has received and complied with all permits, licenses or other approvals required of them under applicable environmental laws to conduct their respective businesses; and

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(ii)	there are no orders, rulings or directives issued against the Company or any Company Subsidiary and to the knowledge of the Company there are no orders, rulings or directives pending or threatened against the Company or any Company Subsidiary under or pursuant to any environmental laws requiring any work, repairs, construction or capital expenditures with respect to the business or any property or assets of the Company or any Company Subsidiary;

(ggg)	no notice with respect to any of the matters referred to in the immediately preceding paragraph, including any alleged violations by the Company or any Company Subsidiary with respect thereto has been received by the Company or any Company Subsidiary and no writ, injunction, order or judgment is outstanding, and no legal proceeding under or pursuant to any environmental laws or relating to the ownership, use, maintenance or operation of the property and assets of the Company or any Company Subsidiary is in progress, threatened or, to the best of the Company’s knowledge, pending, which could be expected to have, individually or in the aggregate, a material adverse effect on the Company and, to the Company’s knowledge, there are no grounds or conditions which exist, on or under any property now or previously owned, operated or leased by the Company or any Company Subsidiary on which any such legal proceeding might be commenced with any reasonable likelihood of success or with the passage of time, or the giving of notice or both, would give rise;

(hhh)	to the best of the knowledge of the Company, none of the Company, any Company Subsidiary nor any of their respective directors or officers are in breach of any law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever where non-compliance would have a material adverse effect on the Company;

(iii)	at all relevant times the Company’s auditors who audited the Company’s Financial Statements are and have been (i) independent public accountants as required under Applicable Securities Laws, including as required by the U.S. Securities Act and by the rules of the Public Company Accounting Oversight Board (United States) (the “PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the U.S. Securities Act, and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn; there has never been a reportable event (within the meaning of National Instrument 51-102 Continuous Disclosure Obligations (“NI 51-102”)) between the Company and such auditors nor has there been any event which has led any of the Company’s current or former auditors to threaten to resign as auditors;

(jjj)	except as provided herein, there is no person, firm or corporation which has been engaged by the Company to act for the Company and which is entitled to any brokerage or finder’s fee in connection with this Agreement or the Offering;

(kkk)	to the knowledge of the Company, none of the Company, any Company Subsidiary nor any of their respective employees or agents has made any unlawful contribution or other payment to any official of, or candidate for, any federal, state, provincial or foreign office, or failed to disclose fully any contribution, in violation of any law, or made any payment to any foreign, Canadian, United States or provincial or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by applicable laws, in a manner that would reasonably be expected to have a material adverse effect;

(lll)	the operations of the Company and the Company Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Company Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

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(mmm)	to the knowledge of the Company, no dispute between the Company or any Company Subsidiary and any local, native or indigenous group exists or is threatened or imminent with respect to any of the Company’s properties or exploration activities that could reasonably be expected to have a material adverse effect;

(nnn)	no material labour dispute with the employees of the Company or any Company Subsidiary currently exists or is imminent. Neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement and no action has been taken or, to the best of the knowledge of the Company, is contemplated to organize any employees of the Company or any Company Subsidiary;

(ooo)	the form of the certificates representing the Purchased Shares and Additional Common Shares has been duly approved by the Company and complies with the provisions of the Business Corporations Act (British Columbia);

(ppp)	no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any court or governmental authority or agency in Canada or the U.S. is necessary or required for the performance by the Company of its obligations hereunder, in connection with the Offering in the Qualifying Jurisdictions, except such as have been already obtained, or as may be required, under Applicable Securities Laws;

(qqq)	all information and documentation concerning the Company and the Company Subsidiaries (including but not limited to the Property Rights and Material Contracts), the Purchased Shares, Over-Allotment Option, Additional Common Shares and the Offering, that has been provided to the Underwriter on its request by the Company in connection with this Agreement is, as of the date of such documentation and information, accurate and complete in all material respects and not misleading and will not omit to state any fact or information which would be material to a lead manager and underwriter performing the services contemplated herein;

(rrr)	there is and has been no failure on the part of the Company or any Company Subsidiary or any of their directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”) applicable to the Company, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(sss)	none the Company nor any Company Subsidiary, nor any director, officer, or employee of the Company or a Company Subsidiary nor, to the Company’s knowledge, any agent, affiliate or other person acting on behalf of the Company or a Company Subsidiary has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of applicable law) or made any contribution or other payment to any official of, or candidate for, any federal, state, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any applicable law or of the character required to be disclosed in the Prospectuses; (ii) no relationship, direct or indirect, exists between or among the Company or any Company Subsidiary or any affiliate of any of them, on the one hand, and the directors, officers and shareholders of the Company or a Company Subsidiary, on the other hand, that is required by the U.S. Securities Act to be described in the Disclosure Package and the Final Prospectuses that is not so described; (iii) no relationship, direct or indirect, exists between or among the Company or a Company Subsidiary or any affiliate of them, on the one hand, and the directors, officers, or shareholders of the Company or a Company Subsidiary, on the other hand, that is required by the rules of FINRA to be described in the Disclosure Package and the Final Prospectuses that is not so described; (iv) there are no outstanding loans or advances or guarantees of indebtedness by the Company or a Company Subsidiary to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them; and (v) the Company has not offered, or caused any placement agent to offer, common shares in the capital of the Company to any person with the intent to influence unlawfully (A) a customer or supplier of the Company or a Company Subsidiary to alter the customer’s or supplier’s level or type of business with the Company or a Company Subsidiary or (B) a trade journalist or publication to write or publish favorable information about the Company or a Company Subsidiary or any of their respective products or services, and, (vi) neither the Company nor any Company Subsidiary nor any director, officer or employee of the Company or a Company Subsidiary nor, to the Company’s knowledge, any agent, affiliate or other person acting on behalf of the Company or a Company Subsidiary has (A) violated or is in violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977 or the Corruption of Foreign Public Officials Act (Canada) or any other applicable anti-bribery or anti-corruption Law (collectively, “Anti-Corruption Laws”), (B) promised, offered, provided, attempted to provide or authorized the provision of anything of value, directly or indirectly, to any person for the purpose of obtaining or retaining business, influencing any act or decision of the recipient or securing any improper advantage, or (C) made any payment of funds of the Company or a Company Subsidiary or received or retained any funds in violation of any Anti-Corruption Laws;

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(ttt)	the Company represents that, neither the Company nor any Company Subsidiary (in this paragraph (ttt), the “Entity”) nor any director, officer or employee, nor, to the Company’s knowledge, agent or affiliate of the Entity, is a government, individual, or entity (in this paragraph (ttt), “Person”) that is, or is owned 50% or more by a Person that is:

(i)	the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authorities, including designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List (as amended, collectively, “Sanctions”), nor

(ii)	located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including Cuba, Iran, North Korea, Syria and the Crimea Region of the Ukraine) (the “Sanctioned Countries”);

the Company represents and covenants that neither it nor any Entity will, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(iii)	to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country; or

(iv)	in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise);

the Entity represents and covenants that, except as detailed in the Disclosure Package and the Final Prospectuses, for the past five years, it has not engaged in, is not now engaging in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or is or was a Sanctioned Country;

(uuu)	none of the Company, any Company Subsidiary, nor any of their respective affiliates or any person acting on its or their behalf (other than the Underwriter or any person acting on its behalf, as to which no representation, warranty or covenant is made) has violated or will violate the U.S. Exchange Act in connection with offers and sales of the Purchased Shares;

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(vvv)	the Company is not and, after giving effect to the offering and sale of the Purchased Shares and Additional Common Shares, and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectuses, will not be required to be registered as an “investment company” as defined in the Investment Company Act of 1940, as amended;

(www)	the Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the U.S. Exchange Act, Applicable Securities Laws or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Purchased Shares or Additional Common Shares

(xxx)	for each tax year that the Company qualifies as a “passive foreign investment company” (a “PFIC”) as determined by the Company based on the Company’s reasonable analysis, the Company will make publicly available, (a) a “PFIC Annual Information Statement” as described in U.S. Treasury Regulation Section 1.1295-1(g) (or any successor Treasury Regulation) and (b) all information and documentation that a U.S. shareholder is required to obtain for U.S. federal income tax purposes in making a qualifying electing fund election with respect to the Company. The Company may elect to provide such information on its website;

(yyy)	the interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto; and

(zzz)	the Company is not, and upon completion of the transactions described herein, and assuming the anticipated use of the proceeds thereof as described in the Disclosure Package and the Prospectuses, will not be, a “foreign private issuer” within the meaning of Rule 3b-4 under the U.S. Exchange Act.

5.2	The representations and warranties of the Company contained in this Agreement shall be true at the Closing Time as though they were made at the Closing Time and they shall survive the completion of the Offering in accordance with section 13.6.

5.3	The Underwriter hereby represents and warrants to the Company that:

(a)	it is, and will remain so, until the completion of the Offering, appropriately registered under Applicable Securities Laws so as to permit it to lawfully fulfill its obligations hereunder; and

(b)	it has good and sufficient right and authority to enter into this Agreement and complete the Offering on the terms and conditions set forth herein.

5.4	The Underwriter hereby covenants and agrees with the Company the following:

(a)	during the period of distribution of the Purchased Shares and any Additional Common Shares by or through the Underwriter, the Underwriter will offer and sell Purchased Shares and any Additional Common Shares to the public only in the Qualifying Jurisdictions or where they may lawfully be offered for sale upon the terms and conditions set forth in the Final Prospectuses and this Agreement either directly or through other registered investment dealers and brokers. The Underwriter shall be entitled to assume that the Purchased Shares and any Additional Common Shares are qualified for distribution in any Qualifying Jurisdiction where a receipt from the Commissions and SEC (including the Final Receipt) shall have been obtained following the filing of the Final Prospectus;

(b)	the Underwriter will comply with Applicable Securities Laws in connection with the offer and sale and distribution of the Purchased Shares and any Additional Common Shares; and

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(c)	the Underwriter will use their commercially reasonable efforts to complete the distribution of the Purchased Shares and any Additional Common Shares as promptly as possible after the Closing Date, but in any event no later than seven business days following the date of exercise of the entire Over-Allotment Option, if exercised. The Underwriter will notify the Company when, in the Underwriter’s opinion, the Underwriter has ceased the distribution of the Purchased Shares and any Additional Common Shares, and, within thirty days after completion of the distribution, will provide the Company, in writing, with a breakdown of the number of Purchased Shares and any Additional Common Shares distributed in each of the Qualifying Jurisdictions where that breakdown in required by a Commission for the purpose of calculating fees payable to, or making filings with, that Commission.

5.5	The representations and warranties of the Underwriter contained in this Agreement shall be true at the Closing Time as though they were made at the Closing.

6.            ADDITIONAL COVENANTS

6.1	The Company covenants and agrees with the Underwriter that it shall:

(a)	file with the TSX all required documents and pay all required filing fees, and do all things required by the rules and policies of the TSX in order to obtain prior to the Closing Date the requisite acceptance or approval of the TSX for:

(i)	the Offering; and

(ii)	the conditional listing of the Purchased Shares and the Additional Common Shares subject only to Standard Listing Conditions, which the Company agrees to fully satisfy in a timely manner forthwith after the Closing;

(b)	prior to the completion of the Offering, the Company will file the Final Prospectuses and all documents required to be filed with or furnished to the Commissions and the SEC pursuant to, and in compliance with, Applicable Securities Laws and as contemplated herein, fulfill all legal requirements required to be fulfilled by the Company in connection therewith, in each case in form and substance satisfactory to the Underwriter, advise the Underwriter, promptly after receiving notice thereof, of the time when each Offering Document has been filed, and provide evidence satisfactory to the Underwriter of each such filing;

(c)	prior to the completion of the Offering, allow the Underwriter to review the Offering Documents and conduct all due diligence which the Underwriter may reasonably require in order to fulfill their statutory obligations as Underwriter and in order to enable them to execute, acting prudently and responsibly, the certificates required to be executed by the Underwriter in such documents, including, without limitation, all corporate and operating records, documentation with respect to Property Rights, technical information, financial information (including budgets), copies of the financial statements to be incorporated by reference in the Prospectuses and access to key officers of the Company;

(d)	as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the U.S. Securities Act), the Company will make generally available to its security holders an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the U.S. Securities Act and Rule 158 under the U.S. Securities Act; and

(e)	during the period prior to the completion of the Offering, promptly notify the Underwriter in writing of:

(i)	any material change (actual, contemplated or threatened) in the business, affairs, operations, assets or liabilities (contingent or otherwise), financial position or capital or ownership of the Company or of any Company Subsidiary, or proposed ownership of the Company (other than a change disclosed in the Prospectuses); and

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(ii)	any change which is of such a nature as to result in a misrepresentation in either of the Prospectuses or any amendment thereto; and any material fact that has arisen or been discovered and that would be required to have been disclosed in the Prospectuses or in Supplementary Material had that fact arisen or been discovered on or prior to the date of the Prospectuses or any Supplementary Material, which change or fact is, or may be, of such a nature as to render the Prospectuses or any Supplementary Material misleading or untrue in any material respect or would result in any of such documents containing a misrepresentation, as defined under Applicable Securities Laws, or include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or which would result in any of such documents not complying in any material respect with any of the Applicable Securities Laws or which change would reasonably be expected to have a significant effect on the market price or value of the Purchased Shares or Additional Common Shares. The Company shall in good faith discuss with the Underwriter any change in circumstances (actual or proposed within the knowledge of the Company) which is of such a nature that there is reasonable doubt whether notice need be given to the Underwriter pursuant to this subsection and, in any event, prior to making any filing;

(f)	deliver to the Underwriter duly executed copies of any Supplementary Material required to be filed by the Company in accordance with subsection (e) above and, if any financial or accounting information is contained in any of the Supplementary Material, an additional Comfort Letter to that required by subsection (l) below;

(g)	cause commercial copies of the Final Prospectuses (including the Canadian Final Base Shelf Prospectus and the U.S. Base Prospectus) and Supplementary Material to be delivered to the Underwriter without charge, in such quantities and in such cities as the Underwriter may reasonably request, as soon as possible after the filing of the Final Prospectuses, but in any event on or before noon (Vancouver time) on the business day after filing such Final Prospectuses. and such delivery will constitute the Company’s consent to the Underwriter’s use of such documents in connection with the Offering;

(h)	by the act of having the Final Prospectuses (including the Canadian Final Base Shelf Prospectus and the U.S. Base Prospectus) and any amendments thereto delivered to the Underwriter, have represented and warranted to the Underwriter that all material information and statements (except information and statements relating solely to the Underwriter and provided by the Underwriter to the Company in writing expressly for inclusion in Prospectuses) contained in such documents, at the respective dates of initial delivery thereof, comply with the Applicable Securities Laws of the Qualifying Jurisdictions and are true and correct in all material respects, and that such documents, at such dates, contain no misrepresentation or include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading and together constitute full, true and plain disclosure of all material facts relating to the Company, the Purchased Shares, the Over-Allotment Option and the Additional Common Shares as required by the Applicable Securities Laws of the Qualifying Jurisdictions; by the act of having the Pricing Term Sheet delivered to the Underwriter, have represented and warranted to the Underwriter that as of the Applicable Time the Disclosure Package does not contain any misrepresentation or include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading;

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(i)	prior to the Closing Time, fulfill to the satisfaction of the Underwriter all legal requirements (including, without limitation, compliance with Applicable Securities Laws) to be fulfilled by the Company to enable the Purchased Shares and the Additional Common Shares to be distributed free of trade restrictions in the Qualifying Jurisdictions;

(j)	use its best efforts to maintain its status as a “reporting issuer” or the equivalent not in default in each of the Qualifying Jurisdictions for a period of two years from the Closing Date, other than in connection with a merger, amalgamation, arrangement, take-over bid, going private transaction or other similar transaction involving the purchase or sale of all of the outstanding common shares of the Company;

(k)	use its commercially reasonable best efforts to maintain the listing of its common shares on the TSX and the quotation of its common shares on the OTCQX for a period of two years from the Closing Date, other than in connection with a merger, amalgamation, arrangement, take-over bid, going private transaction or other similar transaction involving the purchase or sale of all of the outstanding common shares of the Company;

(l)	deliver to the Underwriter and its legal counsel, as applicable:

(i)	at the time of execution of the Final Prospectuses by the Underwriter, a long form Comfort Letter (the “Comfort Letter”) from the Company’s auditors addressed to the Underwriter and to the directors of the Company and dated as of the date of the Final Prospectuses and based on procedures performed within two business days of the date of the Final Prospectuses, in form and content acceptable to the Underwriter, acting reasonably, relating to the verification of the financial information and accounting data contained in the Final Prospectuses and to such other matters as the Underwriter may reasonably require;

(ii)	at the Closing Time, such favourable legal opinions (the “Legal Opinions”) of Cassels, Brock & Blackwell LLP, the Company’s Canadian legal counsel, addressed to the Underwriter and dated as of the Closing Date, in form and content acceptable to the Underwriter, acting reasonably, relating to all matters customarily and reasonably requested by the Underwriter relating to the Company and the issuance and sale of the Purchased Shares and/or Additional Common Shares and to such other matters as the Underwriter may reasonably require relating to the Canadian Final Prospectus, the trade and distribution of the Purchased Shares and the Additional Common Shares without restriction, and to such other matters as the Underwriter may reasonably require (and such counsel may rely upon or arrange for separate deliveries of opinions of local counsel where such counsel deems such reliance or delivery proper as to the laws of any jurisdiction other than British Columbia, Alberta, Ontario and Canada and may rely, as to matters of fact, on certificates of auditors, public officials and officers of the Company) ;

(iii)	at the Closing Time, a favourable legal opinion and negative assurance letter of Dorsey & Whitney LLP, the Company’s U.S. legal counsel, addressed to the Underwriter and dated as of the Closing Date and/or the Over-Allotment Closing Date, as applicable, in form and content acceptable to the Underwriter, acting reasonably, relating to all matters customarily and reasonably requested by the Underwriter(the “U.S. Legal Opinion”);

(iv)	at the Closing Time, a favourable legal opinion and negative assurance letter of Paul, Weiss, Rifkind, Wharton & Garrison LLP, the Underwriter’s U.S. legal counsel, addressed to the Underwriter and dated as of the Closing Date and/or the Over-Allotment Closing Date, as applicable, in form and content acceptable to the Underwriter;

(v)	at the Closing Time, a certificate (the “Officers’ Certificate”) of the Company signed by its President and Chief Executive Officer and Chief Financial Officer addressed to the Underwriter and dated as of the Closing Date, in form and content acceptable to the Underwriter, acting reasonably, certifying for and on behalf of the Company and not in their personal capacities that, to the actual knowledge of the persons signing such certificate, after having made due and relevant inquiry:

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(A)	the Company has complied in all material respects with all covenants and satisfied all terms and conditions of this Agreement on its part to be complied with and satisfied at or prior to the Closing Time on the Closing Date;

(B)	no order, ruling or determination having the effect of ceasing or suspending trading in any securities of the Company or prohibiting the sale of the Purchased Shares or Additional Common Shares or any of the Company’s issued securities has been issued and no proceeding for such purpose is pending or, to the knowledge of such officers, threatened;

(C)	the Company is a “reporting issuer” or its equivalent under the securities laws of each of the Qualifying Jurisdictions and eligible to use the Short Form Prospectus System established under NI 44-101, and no material change relating to the Company has occurred since the date of this Agreement with respect to which the requisite material change report has not been filed and no such disclosure has been made on a confidential basis that remains subject to confidentiality;

(D)	the Company’s common shares are registered with the SEC pursuant to Section 12(g) of the U.S. Securities Act, the Company is subject to and has filed all reports required to be filed by, the U.S. Exchange Act, and the Company meets all general eligibility requirements for use of Form S-3 under the U.S. Securities Act, including General Instruction I.B.1 thereto in connection with the Offering; and

(E)	all of the representations and warranties made by the Company in this Agreement are true and correct as of the Closing Time (except for such representations and warranties which are in respect of a specific date in which case such representations and warranties were true and correct in all material respects as of such date) with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated hereby;

(vi)	at the Closing Time, such legal opinion (the “Title Opinion”) of the Company’s legal counsel, addressed to the Underwriter dated as of the Closing Date, in the form and content acceptable to the Underwriter acting reasonably, with respect to title to and ownership rights in all of the properties comprising the Projects;

(vii)	the Underwriter having received certificates dated the Closing Date (or, in the case of the Option Closing, dated the Over-Allotment Closing Date) signed by the Corporate Secretary of the Company or another officer acceptable to the Underwriter, acting reasonably, in form and content satisfactory to the Underwriter, acting reasonably, with respect to the constating documents of the Company; the resolutions of the directors of the Company relevant to the Offering, including the allotment, issue (or reservation for issue) and sale of the Purchased Shares and Additional Common Shares, the grant of the Over-Allotment Option, the authorization of this Agreement, the listing of the Purchased Shares and any Additional Common Shares on the TSX and the quotation of Purchased Shares and any Additional Common Shares OTCQX, as applicable, and transactions contemplated by this Agreement; and the incumbency and signatures of signing officers of the Company;

(viii)	at the Closing Time, a certificate of status (or equivalent) for the Company dated within one (1) business day (or such earlier or later date as the Underwriter may accept) of the Closing Date;

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(ix)	at the Closing Time, a certificate of the registrar and transfer agent of the common shares of the Company, which certifies the number of common shares of the Company issued and outstanding on the date prior to the Closing Date;

(x)	at the Closing Time, a Comfort Letter, dated the Closing Date, in form and substance satisfactory to the Underwriter, acting reasonably, bringing forward to the date which is two (2) business days prior to the Closing Date, the information contained in the Comfort Letter; and

(xi)	at the Closing Time, such other materials (the “Closing Materials”) as the Underwriter may reasonably require and as are customary in an offering of this nature, and the Closing Materials will be addressed to the Underwriter and to such parties as may be reasonably directed by the Underwriter and will be dated as of the Closing Date or such other date as the Underwriter may reasonably require;

(m)	from and including the date of this Agreement through to and including the Closing Time, do all such acts and things necessary to ensure that all of the representations and warranties of the Company contained in this Agreement or any certificates or documents delivered by it pursuant to this Agreement remain true and correct and not do any such act or thing that would render any representation or warranty of the Company contained in this Agreement or any certificates or documents delivered by it pursuant to this Agreement untrue or incorrect;

(n)	during the period commencing on the Closing Date and ending on the date which is 90 days after the Closing Date, not, without the prior written consent of the Underwriter, which consent will not be unreasonably withheld or delayed, directly or indirectly issue any common shares or securities or other financial instruments convertible into or having the right to acquire common shares (other than pursuant to rights or obligations under existing agreements, share compensation arrangements, up to 5% of the Company’s issued and outstanding common shares as of the Closing Date for the purposes of bona fide arm’s length mineral property acquisitions, or pursuant to securities or other instruments outstanding as of the Closing Date) or enter into any agreement or arrangement under which the Company acquires or transfers to another, in whole or in part, any of the economic consequences of ownership of common shares, whether that agreement or arrangement may be settled by the delivery of common shares or other securities or cash, or agree to become bound to do so, or disclose to the public any intention to do so;

(o)	cause each of its directors and executive officers to enter into lock-up agreements in form and substance satisfactory to the Underwriter, acting reasonably, evidencing their agreement to not, without the prior written consent of the Underwriter (which consent will not be unreasonably withheld or delayed), offer, sell or resell any common shares of the Company or financial instruments or securities convertible into or exercisable or exchangeable for common shares of the Company held by them or agree to or announce any such offer or sale for a period of 90 days following the Closing Date, other than securities sold to satisfy tax obligations on the exercise of any convertible securities;

(p)	prior to the Closing Time, provide evidence satisfactory to the Underwriter of the conditional approval of the TSX of the listing and posting for trading on the TSX of the Purchased Shares and the Additional Common Shares, subject only to satisfaction by the Company of customary post-closing conditions imposed by the TSX in similar circumstances (the “Standard Listing Conditions”);

(q)	if a filing with FINRA is required, evidence satisfactory to the Underwriter that FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements of the Offering;

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(r)	advise the Underwriter, promptly after receiving notice or obtaining knowledge thereof, of: (i) the issuance by any Commission or the SEC of any order suspending or preventing the use of the Prospectuses; (ii) the suspension of the qualification of the Purchased Shares, Over-Allotment Option or Additional Common Shares for offering or sale in any of the Qualifying Jurisdictions; (iii) the institution, threatening or contemplation of any proceeding for any such purposes; or (iv) any requests made by any Commission or the SEC for amending or supplementing the Prospectuses or for additional information, and will use its commercially reasonable efforts to prevent the issuance of any order referred to in (i) or (ii) above and, if any such order is issued, to obtain the withdrawal thereof as promptly as possible;

(s)	not reproduce, disseminate, quote from or refer to any written or oral opinions, advice, analysis and materials provided by the Underwriter to the Company in connection with the Offering in whole or in part at any time, in any manner or for any purpose, without the Underwriter’s prior written consent in each specific instance, and the Company shall and shall cause its affiliates, officers, directors, shareholders, agents and advisors (including those shareholders who have an advisory relationship with the Company and the directors, officers, and employees of such shareholders) to keep confidential the opinions, advice, analysis and materials furnished to the Company by the Underwriter and its counsel in connection with the Offering;

(t)	promptly do, make, execute, deliver or cause to be done, made, executed or delivered, all such acts, documents and things as the Underwriter may reasonably require from time to time for the purpose of giving effect to this Agreement;

(u)	during the period commencing on the date hereof and until completion of the distribution of any Additional Common Shares, where reasonably practical to do so and subject to the Company’s obligations under Applicable Securities Laws, promptly provide to the Underwriter drafts of any press releases of the Company for review by the Underwriter and the Underwriter’s counsel prior to issuance, provided that any such review will be completed in a timely manner;

(v)	forthwith notify the Underwriter of any breach of any covenant of this Agreement or any Ancillary Documents by any party thereto, or upon it becoming aware that any representation or warranty of the Company contained in this Agreement or any Ancillary Document is or has become untrue or inaccurate in any material respect; and

(w)	use the net proceeds of the Offering substantially in the manner set out in the Final Prospectuses under the heading “Use of Proceeds”.

7.           UNDERWRITER’S FEES AND EXPENSES

7.1	In consideration of the services to be rendered by the Underwriter to the Company under this Agreement, the Company agrees to pay to the Underwriter, at the time and in the manner specified in this Agreement, the Underwriter’s Fee.

7.2	Whether or not the purchase and sale of the Purchased Shares shall be completed, all costs and expenses of or incidental to the sale and delivery of the Purchased Shares and of or incidental to all matters in connection with the Offering shall be borne by the Company, and the Company shall reimburse the Underwriter for any and all expenses reasonably incurred by the Underwriter, including, without limitation and for greater certainty, the “out-of-pocket” expenses of the Underwriter and the fees and disbursements of Underwriter’s legal counsel up to a maximum of $300,000 excluding taxes and disbursements.

7.3	All fees, expenses and other payments under this Agreement shall be paid without giving effect to any withholding or deduction of any tax or similar governmental assessment. If the Company is required by law to deduct or withhold any amounts with respect to any such tax or assessment or if any such tax or assessment is required to be paid by the Underwriter or any of their affiliates as a result or arising out of this Agreement, the Company shall pay the Underwriter such additional amounts as shall be required so that the net amount received by the Underwriter from the Company after such deduction, withholding or payment shall equal the amounts otherwise payable to the Underwriter under this Agreement. If any Goods and Services Tax, Harmonized Sales Tax, and/or provincial sales taxes or other similar tax is payable with respect to the fees paid or payable to the Underwriter under this engagement, the Underwriter will add the amount of such tax to its invoice and the Company shall pay the Underwriter such tax.

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8.           CONDITIONS PRECEDENT

8.1	The following are conditions to the obligations of the Underwriter to complete the Offering as contemplated in this Agreement, which conditions may be waived in writing in whole or in part by the Underwriter in its sole discretion:

(a)	all actions required to be taken by or on behalf of the Company, including without limitation the passing of all requisite resolutions of directors of the Company approving the transaction contemplated hereunder, will have been taken so as to approve the Prospectuses, to obtain the requisite approval of the TSX to the Offering and to validly offer, sell and distribute the Purchased Shares, grant the Over-Allotment Option, and distribute the Additional Common Shares;

(b)	there shall be no requirement under applicable law and no requirement imposed on the Company by the Regulatory Authorities to obtain, nor shall the Company voluntarily seek, shareholder approval of the Offering or of the issuance of the Purchased Shares or Additional Common Shares;

(c)	the Company will have made all necessary filings with and obtained all necessary approvals, consents and acceptances of the Regulatory Authorities for the Offering and the Prospectuses to permit the Company to complete its obligations hereunder;

(d)	the Company will have, within the required time set out hereunder, delivered or caused the delivery of the required Comfort Letter, Legal Opinions, U.S. Legal Opinion, Officer’s Certificate, Title Opinion and other Closing Materials as the Underwriter may reasonably require in form and substance satisfactory to the Underwriter and its counsel, acting reasonably;

(e)	no order ceasing or suspending the effectiveness of the Registration Statement or trading in any securities of the Company, or ceasing or suspending trading by the directors or officers of the Company, or any one of them, or prohibiting the trade or distribution of any of the securities referred to herein will have been issued and no proceedings for such purpose, to the knowledge of the Company, will be pending or threatened;

(f)	as of the Closing Time, there shall be: (i) no reports or information that in accordance with the requirements of Regulatory Authorities must be made publicly available in connection with the sale of the Purchased Shares and the Additional Common Shares that have not been made publicly available as required; (ii) no contracts, documents or other materials required to be filed with Regulatory Authorities in connection with the Prospectuses that have not been filed as required and delivered to the Underwriter; and (iii) no contracts, documents or other materials required to be described or referred to in the Prospectuses that are not described or referred to as required and delivered to the Underwriter;

(g)	the Underwriter shall have received at the Closing Time a letter from the transfer agent of the Company dated the date of Closing and signed by an authorized officer of such transfer agent confirming the issued and outstanding capital of the Company;

(h)	the Underwriter not having exercised any rights of termination set forth in this Agreement;

(i)	the Underwriter having received at the Closing Time such further certificates, opinions of counsel and other documentation from the Company as the Underwriter or their counsel may reasonably require and as are customary in an offering of this nature;

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(j)	there shall not have occurred any adverse material change (actual, anticipated, contemplated or, to the knowledge of the Company, threatened, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise), prospects, financial position or capital of the Company not disclosed in the Disclosure Package;

(k)	the due diligence conducted by the Underwriter shall not have revealed any adverse material change or material fact in respect of the Company not generally known to the public which should have been previously disclosed pursuant to Applicable Securities Laws;

(l)	the Company will have, as of the Closing Time, complied with all of its covenants and agreements contained in this Agreement, including without limitation all requirements for approval of the Offering and the listing and posting for trading of the Purchased Shares and the Additional Common Shares on the TSX as required to be provided prior to the Closing Time; and

(m)	the representations and warranties of the Company contained in this Agreement will be true and correct as of the Closing Time as if such representations and warranties had been made as of the Closing Time.

9.	CLOSING

9.1	The Company and the Underwriter shall cause the Closing to occur on October 10, 2019 or such other date as may be agreed by the Company and the Underwriter in writing (the “Closing Date”). The closing of the Offering under this Agreement (the “Closing”) shall be completed at the Vancouver offices of Cassels, Brock and Blackwell LLP, Canadian legal counsel to the Company.

9.2	On the Closing, the Company shall issue and deliver to the Underwriter:

(a)	one or more global certificates (in physical or electronic form as the Underwriter may advise) representing the Purchased Shares in the names and denominations reasonably requested by the Underwriter; and

(b)	the Company shall deliver to the Underwriter such documents set forth in subsection 6.1(l) as the Underwriter may request.

9.3	If the Company has satisfied all of its obligations under this Agreement that are required to be satisfied before or at the Closing Time, on the Closing the Underwriter shall pay to the Company by wire transfer the aggregate gross proceeds of C$20,000,000 less (i) the Underwriting Fee and, (ii) if so desired by the Underwriter, any costs and expenses owing to the Underwriter pursuant to section 7.2.

10.	OPTION CLOSING

10.1	In the event the Over-Allotment Option is exercised, at the Option Closing, subject to the terms and conditions contained in this Agreement, the Company shall issue and deliver to the Underwriter in such locations that the Underwriter advise the Company the certificates (in physical or electronic form as the Underwriter may advise in the notice) representing the Additional Common Shares to be issued at the Option Closing in the names and denominations reasonably requested by the Underwriter.

10.2	The Option Closing shall occur not more than three business days after the date that the notice of exercise of the Over-Allotment Option has been given in accordance with the terms of the Over-Allotment Option.

10.3	At the Option Closing, the Company shall deliver to the Underwriter such documents set forth in subsection 6.1(l) as the Underwriter may request.

10.4	If the Company has satisfied all of its obligations under this Agreement, on the Over-Allotment Closing Date the Underwriter shall pay to the Company by wire transfer the gross proceeds of the sale of the Additional Common Shares, less (i) the Underwriting Fee and (ii) if so desired by Underwriter, any costs and expenses owing to the Underwriter pursuant to section 7.2.

10.5	The Company and Underwriter agree that the Over-Allotment Option Closing Date may occur on the same date as the Closing Date, subject to the Company’s prior receipt of the notice in accordance with the Over-Allotment Option.

11.	INDEMNITY

11.1	The Company agrees to indemnify and save harmless the Underwriter, its affiliates and subsidiaries and their respective directors, officers, employees, partners, agents, advisors and shareholders (collectively, the “Indemnified Parties” and individually, an “Indemnified Party”) from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of any nature or kind, joint or several (excluding loss of profits), including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims and the reasonable fees, disbursements and taxes of their counsel in connection with any action, suit, proceeding, investigation or claim that may be made or threatened against any Indemnified Party or in enforcing this indemnity (collectively, the “Claims”), which an Indemnified Party may incur or become subject to or otherwise involved in (in any capacity) insofar as the Claims relate to, are caused by, result from, arise out of or are based upon, directly or indirectly:

(a)	any information or statement (except any information or statement relating solely to the Underwriter provided by the Underwriter to the Company in writing expressly for inclusion in the Prospectuses) contained in any of the Offering Documents being, or being alleged to be, a misrepresentation or untrue, or any omission or alleged omission to state therein any information, or being or being alleged to be an untrue statement of a material fact or omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(b)	any breach by the Company of, or any default under, any representation, covenant or agreement of the Company in this Agreement or another document delivered pursuant to this Agreement or under Applicable Securities Laws or the failure by the Company to comply with its obligation under this Agreement or Applicable Securities Laws;

(c)	the Company not complying prior to the completion of the distribution of the Purchased Shares or the Additional Common Shares with any requirement of any Applicable Securities Laws or other applicable securities legislation of any jurisdiction; or

(d)	any order made or inquiry, investigation or proceeding commenced or threatened by any securities regulatory authority, stock exchange or by any other competent authority or any change of law or the interpretation or administration thereof (in each case, other than relating solely to any information or statements relating to the Underwriter which has been provided by the Underwriter to the Company in writing specifically for inclusion in the Prospectuses) which prevents or restricts the trading in or the sale of the Company’s securities or the distribution of the Purchased Shares or the Additional Common Shares in any jurisdiction, and to reimburse each Indemnified Party forthwith, upon demand, for any legal or other expenses reasonably incurred by such Indemnified Party in connection with any Claim (it being understood and agreed that for the purposes of this section 11.1, the names of the Underwriter set forth on the cover constitute the only information or statements relating to the Underwriter which has been provided by the Underwriter to the Company in writing specifically for inclusion in the Prospectuses).

11.2	This indemnity shall not be available to any Indemnified Party in relation to any losses, expenses, claims, actions, damages or liabilities incurred by the Company which are determined by a court of competent jurisdiction in a final judgement that has become non-appealable to have resulted primarily from the Indemnified Party’s breach of this Agreement, gross negligence, fraud, illegal act or wilful misconduct.

11.3	In the event and to the extent that a court of competent jurisdiction in a final judgement that has become non-appealable determines that an Indemnified Party was in breach of this Agreement (other than a breach that is the direct result of a breach by the Company of this Agreement) or was grossly negligent, fraudulent or guilty of an illegal act or wilful misconduct in connection with a Claim in respect of which the Company has advanced funds to the Indemnified Party pursuant to this indemnity, such Indemnified Party will reimburse such funds to the Company and thereafter this indemnity will not apply to such Indemnified Party in respect of such Claim. The Company agrees to waive any right the Company might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy or security or claim payment from any other person before claiming under this indemnity.

11.4	If a Claim is brought against an Indemnified Party or an Indemnified Party has received notice of the commencement of any investigation in respect of which indemnity may be sought against the Company, the Indemnified Party will give the Company prompt written notice of any such Claim of which the Indemnified Party has knowledge and the Company will undertake the investigation and defence thereof on behalf of the Indemnified Party, including the prompt employment of counsel acceptable to the Indemnified Parties affected and the payment of all expenses. Failure by the Indemnified Party to so notify will not relieve the Company of its obligation of indemnification hereunder unless (and only to the extent that) such failure results in forfeiture by the Company of substantive rights or defences or such failure prejudices the defence of any action, suit, proceeding, claim or investigation or results in any material increase in the liability which the Indemnifying Party would otherwise have under this indemnity.

11.5	No admission of liability and no settlement, compromise or termination of any Claim will be made without the Company’s consent and the consent of the Indemnified Parties affected, such consents not to be unreasonably withheld; provided, however, that no consent of an Indemnified Party will be required if the Company has acknowledged in writing that the Indemnified Parties are entitled to be indemnified in respect of such Claim and such settlement, compromise or termination includes an unconditional release of each Indemnified Party from any liability arising out of such Claim without any admission of negligence, misconduct, liability or responsibility by or on behalf of any Indemnified Party. Notwithstanding that the Company will undertake the investigation and defence of any Claim, an Indemnified Party will have the right to employ separate counsel with respect to any Claim and participate in the defence thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

(a)	employment of such counsel has been authorized in writing by the Company;

(b)	the Company has not assumed the defence of the action within a reasonable period of time after receiving notice of the claim;

(c)	the named parties to any such claim include both the Company and the Indemnified Party and the Indemnified Party will have been advised by counsel to the Indemnified Party that there may be a conflict of interest between the Company and the Indemnified Party; or

(d)	there are one or more defences available to the Indemnified Party which are different from or in addition to those available to the Company,

in which case such fees and expenses of such counsel to the Indemnified Party will be for the Company’s account, provided that the Company shall not be responsible for the fees or expenses of more than one legal firm in any single jurisdiction for all of the Indemnified Parties. The rights accorded to the Indemnified Parties hereunder will be in addition to any rights an Indemnified Party may have at common law or otherwise.

11.6	If for any reason the foregoing indemnification is unavailable (other than in accordance with the terms hereof) to the Indemnified Parties (or any of them) or is insufficient to hold them harmless, the Company will contribute to the amount paid or payable by the Indemnified Parties as a result of such Claims in such proportion as is appropriate to reflect not only the relative benefits received by the Company or the Company’s shareholders on the one hand and the Indemnified Parties on the other, but also the relative fault of the parties and other equitable considerations which may be relevant. Notwithstanding the foregoing, the Company will in any event contribute to the amount paid or payable by the Indemnified Parties as a result of such Claim any amount in excess of the fees actually received by any Indemnified Parties hereunder.

11.7	The Company hereby constitutes the Underwriter as trustee for each of the other Indemnified Parties of the Company’s covenants under this indemnity with respect to such persons and the Underwriter agrees to accept such trust and to hold and enforce such covenants on behalf of such persons.

12.	TERMINATION OF AGREEMENT

12.1	Except as otherwise provided herein, all terms and conditions set out herein shall be construed as conditions and any breach or failure by the Company to comply with any such conditions in favour of the Underwriter shall entitle the Underwriter to terminate in accordance with section 12.2 its obligation to purchase the Purchased Shares and any Additional Common Shares by written notice to that effect given to the Company prior to the Closing Time on the Closing Date or Option Closing (as applicable). The Company shall use its best efforts to cause all conditions in this Agreement to be satisfied. It is understood that the Underwriter may waive in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to its rights in respect of any subsequent breach or non-compliance, provided that to be binding on the Underwriter, any such waiver or extension must be in writing and signed by the Underwriter.

12.2	In addition to any other remedies which may be available to the Underwriter, the Underwriter shall have the right to terminate its obligations under this Agreement including its obligation to purchase Purchased Shares and any Additional Common Shares upon delivery of written notice to the Company at any time up to the Closing of the Offering:

(a)	if there shall have occurred any material change or change in any material fact or a new material fact, or there shall be discovered any previously undisclosed material change or material fact in relation to the Company or any Company Subsidiary which was required to be disclosed in the Offering Documents, or otherwise that has or would in the reasonable opinion of the Underwriter be expected to result in an adverse material change in relation to the Company and have a significant adverse effect on the market price or value of the common shares of the Company; or

(b)	if any enquiry, action, suit, investigation or other proceeding, whether formal or informal, is commenced, announced or threatened or any order is made by any regulatory authority, stock exchange or any other federal, provincial or other governmental body having jurisdiction or authority over the Company, any Company Subsidiary or any of their respective material assets or operations (other than an enquiry, investigation, proceeding or order based on the activities or alleged activities of the Underwriter), which, in the opinion of the Underwriter, acting reasonably, operates to prevent or restrict materially the distribution or trading of the Purchased Shares or which, in the opinion of the Underwriter, acting reasonably, has or would be expected have a material adverse effect; or

(c)	if there should develop, occur or come into effect or existence any event, action, state, condition, or major financial occurrence of national or international consequence (including any natural catastrophe, act of war, terrorism or similar event) or any governmental action, or change of any applicable law or regulation which, in the opinion of the Underwriter, acting reasonably, materially adversely affects or involves, or will materially adversely affect or involve, the financial markets (including the commodity markets) or the business, operations or affairs of the Company; or

(d)	if the Company is in breach of any material term, condition or covenant of this Agreement or any representation or warranty given by the Company in this Agreement is or becomes false.

12.3	The Underwriter shall make reasonable best efforts to give notice to the Company (in writing or by other means) of the occurrence of any of the events referred to in section 12.2 provided that neither the giving nor the failure to give such notice shall in any way affect the entitlement of the Underwriter to exercise their rights under section 12.2 at any time prior to or at the Closing Time on the Closing Date or the Over-Allotment Closing Date (as the case may be).

12.4	The rights of termination contained in this section 12 may be exercised by the Underwriter giving written notice thereof to the Company and the Underwriter at any time prior to the Closing Time and are in addition to any other rights or remedies the Underwriter may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any of the matters contemplated by this Agreement or otherwise.

12.5	If the obligations of the Underwriter is terminated under this Agreement pursuant to these termination rights, the Company’s liabilities to the Underwriter shall be limited to the Company’s obligations under subsection 6.1(s), section 7, section 11 and section 12.

13.	GENERAL

13.1	Any notice to be given hereunder shall be in writing and may be given by electronic delivery or by hand delivery and shall, in the case of notice to the Company, be addressed and delivered electronically or by hand to:

Corvus Gold Inc. Suite 1750 – 700 W. Pender Street
Vancouver, BC V6C 1G8

Attention:

Email:

with a copy to:

Cassels, Brock & Blackwell LLP
885 W Georgia Street, Suite 2200 Vancouver, BC V6C 3E8

Attention:

Email:

and to:

Dorsey & Whitney LLP 1400 Wewatta Street, Suite 400 Denver, CO 80202

Attention:

Email:

and in the case of the Underwriter, be addressed and faxed or delivered to each of:

BMO Nesbitt Burns Inc.
885 W Georgia Street, Suite 1800 Vancouver, BC V6C 3E8

Attention:

Email:

with a copy to:

Blake, Cassels & Graydon LLP 595 Burrard Street Suite 2600, Three Bentall Centre Vancouver BC V7X 1L3

Attention:

Email:

and to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP Toronto-Dominion Centre 77 King Street West, Suite 3100 P.O. Box 226 Toronto, ON M5K 1J3

Attention:

Email:

The Company and the Underwriter may change their respective addresses for notice by notice given in the manner referred to above.

13.2	Time and each of the terms and conditions of this Agreement shall be of the essence of this Agreement.

13.3	The forbearance or failure of one of the parties hereto to insist upon strict compliance by the other with any provision of this Agreement, whether continuing or not, shall not be construed as a waiver of any rights or privileges hereunder. No waiver of any right or privilege of a party arising from any default or failure hereunder of performance by the other shall affect such party’s rights or privileges in the event of a further default or failure of performance.

13.4	This Agreement constitutes the entire agreement between the parties hereto in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other than as expressly set forth or referred to herein and this Agreement supersedes any previous agreements, arrangements or understandings among the parties.

13.5	The headings in this Agreement are for reference only and do not constitute terms of the Agreement.

13.6	Except as expressly provided for in this Agreement, all warranties, representations, covenants and agreements of the Company herein contained, or contained in, documents submitted or required to be submitted pursuant to this Agreement, shall survive the purchase by the Underwriter of the Purchased Shares and any Additional Common Shares and shall continue in full force and effect, regardless of the closing of the sale of the Purchased Shares and any Additional Common Shares and regardless of any investigation which may be carried on by the Underwriter, or on their behalf, subject only to the applicable limitation period prescribed by law. For greater certainty, the provisions contained in this Agreement in any way related to the indemnification or the contribution obligations, including those provided for in section 11, shall survive and continue in full force and effect, subject only to the applicable limitation period prescribed by law.

13.7	The Company hereby acknowledges that the Underwriter is acting solely as Underwriter in connection with the purchase and sale of the Purchased Shares contemplated hereby. The Company further acknowledges that the Underwriter is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriter act or be responsible as a fiduciary to the Company, its management, shareholders or creditors or any other person in connection with any activity that the Underwriter may undertake or have undertaken in furtherance of such purchase and sale of the Purchased Shares, either before or after the date hereof. The Underwriter hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the Offering or any matters leading up to the Offering, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriter agree that they are each responsible for making their own independent judgments with respect to the Offering and that any opinions or views expressed by the Underwriter to the Company regarding the Offering, including, but not limited to, any opinions or views with respect to the price or market for the Purchased Shares, do not constitute advice or recommendations to the Company. The Company and the Underwriter agree that the Underwriter is acting as principal and not the agent or fiduciary of the Company and no Underwriter has assumed, and no Underwriter will assume, any advisory responsibility in favour of the Company with respect to the Offering or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters). The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with Offering or any matters leading up to the Offering.

13.8	No alteration, amendment, modification or interpretation of this Agreement or any provision of this Agreement shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by the parties directly affected by such alteration, amendment, modification or interpretation.

13.9	The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as any party may, either before or after the Closing Date, reasonably require in order to carry out the full intent and meaning of this Agreement.

13.10	This Agreement may not be assigned by any party hereto without the prior written consent of all of the parties hereto.

13.11	This Agreement shall be subject to, governed by, and construed in accordance with the laws of the Province of British Columbia and the Canadian federal laws applicable therein.

13.12	The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

13.13	The parties may sign this Agreement as many counterparts as may be deemed necessary and may be delivered by facsimile, portable document format (“pdf”) or other electronic means all of which so signed and delivered shall be deemed to be an original and together shall constitute one and the same instrument.

13.14	The Underwriter hereby acknowledges that it has consented that this Agreement and all documents evidencing or relating in any way to the purchase be drawn up in the English language only. Nous reconnaissons par les présentes avoir consenti que tous les documents faisant foi ou se rapportant de quelque manière à notre achat soient rédigés en anglais seulement.

[THIS SPACE IS INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding and agreed to by you, please signify your acceptance on the accompanying counterparts of this letter and return same to the Underwriter whereupon this letter as so accepted shall constitute an agreement between the Company and the Underwriter enforceable in accordance with its terms.

Yours truly,

BMO NESBITT BURNS INC.

By:	/s/ Jamie Rogers
Name: Jamie Rogers
Title: Managing Director

The foregoing is accepted and agreed to on October 3, 2019, effective as of the date appearing on the first page of this Agreement.

CORVUS GOLD INC.

By:	/s/ Jeffrey Pontius
Name: Jeffrey Pontius
Title: President and Chief Executive Officer

Schedule “A”

OUTSTANDING OPTIONS
(SUBSECTION 5.1(L))

	August 31, 2019
Expiry Date	Exercise Price	Number of Options

September 8, 2019*	$ 1.40	635,000
September 9, 2020	$ 0.46	620,000
November 13, 2020	$ 0.49	1,000,000
September 15, 2021	$ 0.91	1,085,000
July 31, 2022	$ 0.77	1,840,000
November 19, 2023	$ 2.06	4,420,000
April 9, 2024	$ 2.04	400,000
June 13, 2024	$ 2.18	1,115,000

		11,115,000

*The Company’s share trading policy (the “Policy”) requires that all restricted persons and others who are subject to the Policy refrain from conducting any transactions involving the purchase or sale of the Company’s securities, during the period in any quarter commencing 30 days prior to the scheduled issuance of the next quarter or year-end public disclosure of the financial results as well as when there is material data on hand. In accordance with the terms of the amended 2010 stock option plan, if stock options are set to expire during a restricted period and are not exercised prior to any such restriction, they will not expire but instead will be available for exercise for ten days after such restrictions are lifted

A-1

Schedule “B”

Pricing Term Sheet

Corvus Gold Inc.

Treasury Offering of Common Shares

October 2, 2019

The Common Shares will be offered pursuant to an effective shelf registration statement on Form S-3 filed with the U.S. Securities and Exchange Commission and a corresponding Canadian base shelf prospectus filed with the securities regulatory authority in each of the provinces of British Columbia, Alberta, and Ontario. The proposed offering will be made only by means of a preliminary prospectus supplement, a final prospectus supplement and the accompanying short form base shelf prospectus. A final base shelf prospectus containing important information relating to the securities described in this document has been filed with the securities regulatory authorities in each of the provinces of British Columbia, Alberta, and Ontario. This document does not provide full disclosure of all material facts relating to the Common Shares. Investors should read the final base shelf prospectus, any amendment and any applicable prospectus supplement, for disclosure of those facts, especially risk factors relating to the Common Shares, before making an investment decision.

Copies of the final base shelf prospectus, any amendment and any applicable prospectus supplement, may be obtained upon request in Canada by contacting BMO Capital Markets, Brampton Distribution Centre C/O The Data Group of Companies, 9195 Torbram Road, Brampton, Ontario, L6S 6H2 by telephone at 905-791-3151 Ext 4312 or by email at torbramwarehouse@datagroup.ca, and in the United States by contacting BMO Capital Markets Corp., Attn: Equity Syndicate Department, 3 Times Square, 25th Floor, New York, NY 10036, or by telephone at (800) 414-3627 or by email at bmoprospectus@bmo.com.

Terms and Conditions

Issuer:	Corvus Gold Inc. (the “Company”).
Offering:	Treasury offering of 10,000,000 common shares (“Common Shares”)
Offering Price:	C$2.00 per Common Share
Issue Amount:	C$20,000,000
Over-Allotment Option:	The Company has granted the Underwriter an option, exercisable, in whole or in part, at any time until and including 30 days following the closing of the Offering, to purchase up to an additional 15% of the Offering at the Offering Price to cover over-allotments, if any, and for market stabilization purposes.
Use of Proceeds:	Approximately $13.4 million of the net proceeds of the Offering will be used for exploration expenditures at the North Bullfrog and Mother Lode properties, and approximately $5.2 million of the net proceeds of the Offering will be used for corporate general and administrative expenses, land and permits.
Form of Offering:	Bought deal by way of a prospectus supplement to be filed in British Columbia, Alberta, and Ontario. Fully registered in the U.S. by way of a prospectus supplement to a shelf prospectus.
Listing:	An application will be made to list the Common Shares on the Toronto Stock Exchange (the “TSX”). The existing common shares are listed on TSX under the symbol “KOR”.
Eligibility:	Eligible for RRSPs, RRIFs, RESPs, TFSAs, RDSPs and DPSPs.
Sole Underwriter:	BMO Capital Markets
Commission:	6.0%
Closing:	October 10, 2019

B-1